UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 17, 2013

BLACKROCK KELSO CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33559	20-2725151
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

40 East 52nd Street

New York, NY 10022

(Address of principal executive offices)

(212) 810-5800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Board Size Increase

On June 17, 2013, the Board of Directors (the “Board”) of BlackRock Kelso Capital Corporation (“BlackRock Kelso Capital”, the “Company”, “we” or “our”) increased the number of directors that constitute the Board from five (5) members to seven (7) members, with immediate effect.

Appointment of New Directors

On June 17, 2013, the Board appointed Mr. John R. Baron and Mr. Brian D. Finn each as director to fill the newly created directorship resulting from the increase in the authorized number of directors from five to seven members, effective as of June 17, 2013. Upon the recommendation of the Board’s Governance Committee, the Board has determined that each of Messrs. Baron and Finn is not an “interested person” as defined in Section 2(a)(19) of the 1940 Act and is independent under the rules of The NASDAQ Stock Market. Mr. Baron was appointed as an independent Class I director. His term will expire at the 2014 annual meeting of stockholders of the Company at which the Class I directors stand for election. Mr. Finn was appointed as an independent Class II director. His term will expire at the 2015 annual meeting of stockholders of the Company at which the Class II directors stand for election.

Having been found to meet the financial literacy requirements mandated by The NASDAQ Stock Market and the Securities and Exchange Commission for directors serving on audit committees, each of Messrs. Baron and Finn has been appointed to serve on the Audit Committee and each has been appointed to serve on the Governance Committee. As independent directors, Messrs. Baron and Finn will receive the same compensation as that provided to the Company’s other independent directors, as described in detail in the Company’s other filings with the SEC.

Mr. John R. Baron is Managing Partner of Crystal Ridge Partners, LP, a New Jersey based private equity firm. Prior to joining Crystal Ridge Partners, Mr. Baron was a Senior Partner of JP Morgan Partners, LP, a global private equity firm, and its predecessors. Prior to joining the private equity unit in 1995, Mr. Baron previously held senior management positions in banking and investment banking with JP Morgan and its predecessors. In addition to serving on the board of a number of not-for-profit organizations, Mr. Baron currently serves as a Director for Crystal Ridge Partners, Big Rock Sports, a leading distributor of hunting and fishing products and Bronco Manufacturing, a leading manufacturer of spare parts for oil and gas drilling rigs. Mr. Baron received a BS from Lehigh University, an MBA from Fordham University and he completed the Management Corporate Finance program at Harvard University.

Mr. Brian D. Finn is currently retired. Mr. Finn was previously the Chief Executive Officer of Asset Management Finance LLC from 2009 to March 2013 and its Chairman from 2008 to March 2013. He has over 25 years of experience in the financial industry. During his career, Mr. Finn served in various senior manager and senior adviser positions in investment banking and private equity within the Credit Suisse Group from 2002 to March 2013 and from 1991 to 1997. From 1997 to 2002, Mr. Finn served as Principal and Director of Clayton, Dubilier & Rice. In addition to serving on the board of a number of not-for-profit organizations, Mr. Finn serves as a Director of Digital Lifeboat, Inc., a private technology start-up, and also serves as a Director of Duff & Phelps Corporation, a valuation and investment banking firm. Mr. Finn received a BS in Economics from The Wharton School, University of Pennsylvania.

In the last fiscal year, the Company has not engaged in any transaction in which either Messrs. Baron or Finn or a person related to Messrs. Baron or Finn had a direct or indirect material interest. To the Company’s knowledge, there is no arrangement or understanding between any of its officers and directors and Messrs. Baron or Finn pursuant to which Messrs. Baron or Finn was selected to serve as a director.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BLACKROCK KELSO CAPITAL CORPORATION

Date: June 17, 2013	By:	/s/ Corinne Pankovcin
		Name:	Corinne Pankovcin

		Title:	Chief Financial Officer